Exhibit 5.1

June 29, 2005

Immunicon Corporation

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

RE:	Immunicon Corporation, Registration Statement on Form S-3 (Registration No. 333-124714)

Ladies and Gentlemen:

We have acted as counsel to Immunicon Corporation, a Delaware corporation (the “Company”), in connection with the filing of the Prospectus Supplement, dated June 28, 2005 (the “Prospectus Supplement”), relating to the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Prospectus Supplement relates to the offering and sale of 4,137,902 shares of common stock of the Company (the “Shares”). The Shares are to be sold to certain investors pursuant to the Prospectus Supplement.

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement and to the reference to us under the caption “Validity of Securities” in the prospectus included in the Registration Statement) and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP